UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA		01886
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

On November 21, 2012, Cynosure, Inc. (the “Company”) completed a public offering pursuant to which the Company issued and sold 2,840,000 shares (240,000 of which were sold pursuant to the option of Leerink Swann LLC, as underwriter (the “Underwriter”), to purchase additional shares) of class A common stock, par value $0.001 per share, of the Company (“Class A Common Stock”), and El.En. S.p.A., an Italian corporation, as selling stockholder (the “Selling Stockholder”), sold 840,000 shares (240,000 of which were sold pursuant to Underwriter’s option to purchase additional shares) of Class A Common Stock. Immediately prior to the closing of the offering, the Selling Stockholder beneficially owned 2,938,628 shares of the Company’s outstanding class B common stock, par value $0.001 per share (“Class B Common Stock”), which represented 99.98%, of the outstanding shares of the Class B Common Stock and approximately 22.09% of the Class A Common Stock and Class B Common Stock considered together as a single class.

The Company’s Restated Certificate of Incorporation provides that until the first date on which the Selling Stockholder beneficially owns less than 20% of the aggregate number of shares of the Class A Common Stock and Class B Common Stock outstanding or less than 50% of the number of shares of the Company’s Class B Common Stock outstanding: (1) the holders of Class B Common Stock, voting separately as a single class, are entitled to elect the smallest number of directors which shall constitute a majority of the authorized number of directors of the Company (the “Class B Directors”); and (2) the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, are entitled to elect the remaining directors of the Company.

Immediately following the closing of the offering, the Selling Stockholder beneficially owned 2,098,628 shares of Class A Common Stock and Class B Common Stock, considered together as a single class, representing approximately 12.98% of the Company’s outstanding shares of Class A Common Stock and Class B Common Stock, considered together as a single class. Accordingly, in connection with the closing of the offering, all of the outstanding shares of Class B Common Stock converted on a one-for-one basis into shares of Class A Common Stock. As a result, there are no shares of Class B Common Stock issued or outstanding, and the Company may not issue shares of Class B Common Stock in the future.

The closing date for the offering and the effective date of such conversion, each of which was November 21, 2012, constituted the “Class B Conversion Date” under the Company’s Restated Certificate of Incorporation, and as of such date: (1) the term of each of the Company’s four Class B Directors (Brian Barefoot, Ettore Biagioni, Andrea Cangioli and Leonardo Masotti) ended and the Company’s board of directors was reduced to three; (2) the number of authorized directors of the Company became subject to establishment exclusively by the Company’s board of directors; and (3) the holders of Class A Common Stock, which is now the only class of the Company’s capital stock outstanding, became entitled to elect all directors of the Company, and all of the Company’s directors are classified directors. As a result, effective on the Class B Conversion Date, the Selling Stockholder no longer had the authority pursuant to the Company’s Restated Certificate of Incorporation to elect a majority of the Company’s directors.

On the Class B Conversion Date, the Company’s remaining directors enlarged the size of the Company’s board from three to six members, including three vacancies. The Company’s remaining directors then filled those vacancies by electing Brian Barefoot as a Class I classified director with a term expiring in 2015, Ettore Biagioni as a Class III classified director with a term expiring in 2014, and Andrea Cangioli as a Class II classified director with a term expiring in 2013. Each of these individuals was a Class B Director of the Company prior to the Class B Conversion Date.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As described above, on the Class B Conversion Date, under the Company’s Restated Certificate of Incorporation, the term of each of the Company’s four Class B Directors (Brian Barefoot, Ettore Biagioni, Andrea Cangioli and Leonardo Masotti) ended and the Company’s board of directors was reduced to three.

(d) As described above, on the Class B Conversion Date, the Company’s board of directors elected Brian Barefoot as a Class I classified director with a term expiring in 2015, effective immediately. Mr. Barefoot has been appointed to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Company’s board of directors. He was a member of each of these committees during his previous tenure as a Class B Director.

Mr. Barefoot is 69 years old and has been a director since 2011. From 2001 to 2008, Mr. Barefoot served as Babson College president. From 1996 to 2001, Mr. Barefoot served as chairman of the board of trustees of Babson College. Mr. Barefoot serves on the boards of directors of Blue Cross Blue Shield of Massachusetts, where he is Chair of the Finance and Business Performance Committee and a member of the audit committee. Mr. Barefoot serves as a director of Array Health Solutions, Inc., a health care technology and services company based in Seattle, and as a director of BigBelly Solar, a manufacturer of solar-powered trash compactors. Mr. Barefoot is a senior advisor to Carl Marks & Co. LP, a New York-based middle market merchant bank.

As described above, on the Class B Conversion Date, the Company’s board of directors elected Ettore Biagioni as a Class III classified director with a term expiring in 2014, effective immediately. Mr. Biagioni has been appointed to the Audit Committee and Nominating and Corporate Governance Committee of the Company’s board of directors. He was a member of each of these committees during his previous tenure as a Class B Director.

Mr. Biagioni is 54 years old and has been a director since 2005. Since 2004, Mr. Biagioni has been a managing partner of Alothon Group LLC, a private equity firm which he co-founded. From 1998 to 2004, Mr. Biagioni served as head of the Latin America Private Equity Group of Deutsche Bank/Bankers Trust Company. Mr. Biagioni serves on the boards of directors of several private companies.

As described above, on the Class B Conversion Date, the Company’s board of directors elected Andrea Cangioli as a Class II classified director with a term expiring in 2013, effective immediately.

Mr. Cangioli is 46 years old and has been a director since 2002. Mr. Cangioli has served as a director and the general manager of the Selling Stockholder since 1992. Mr. Cangioli also serves on the boards of other companies affiliated with the Selling Stockholder.

The Selling Stockholder beneficially owns 2,098,628 shares of Class A Common Stock, representing approximately 12.98% of the Company’s outstanding Class A Common Stock. The Selling Stockholder’s board of directors has voting and investment power for such shares. The Selling Stockholder’s board of directors consists of eight persons, including Mr. Cangioli. Since 2002, the Company has distributed products that are developed and manufactured by the Selling Stockholder. On October 26, 2012, the Company entered into a new exclusive distribution agreement with the Selling Stockholder, which replaced the Company’s prior distribution agreements with the Selling Stockholder. The following table sets forth the Company’s payments and indebtedness to the Selling Stockholder pursuant to these distribution arrangements from January 1, 2011 to October 31, 2012:

	Payments to El.En. During Period	Trade Payables at Period End
January 1, 2011 through October 31, 2012	$12,800,900	$1,590,645

The Company and the Selling Stockholder are parties to that certain Underwriting Agreement, dated November 16, 2012, by and among the Company, the Selling Stockholder and the Underwriter, related to the offering.

Item 8.01.	Other Events.

On November 21, 2012, the Company issued a press release announcing (a) that the Underwriter exercised its option to purchase an additional 240,000 shares of Class A Common Stock from the Company and an additional 240,000 shares of Class A Common Stock from the Selling Stockholder at the public offering price less underwriting discounts and commissions and (b) the closing of the public offering. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statement Schedules and Exhibits.

(d)	Exhibits

99.1	Press Release of Cynosure, Inc. dated November 21, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: November 21, 2012	By:	/s/ Timothy W. Baker

Timothy W. Baker
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Cynosure, Inc. dated November 21, 2012